Exhibit 23.1

Edge Petroleum Corporation

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-112462 and No. 333-79759), and Form S-8 (No. 333-113619, No. 333-106484, No. 333-61890, No. 333-93209, and No. 333-22571) of Edge Petroleum Corporation of our report dated October 26, 2004, relating to the consolidated financial statements of Edge Petroleum Corporation which is included in this Form 8-K.

We also consent to the references to us as experts in these Registration Statements.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

Houston, Texas

December 7, 2004